UNITED STATES SECURITIES
AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement

☐ Confidential, for Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERCO

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount previously paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

The proxy card you received previously for the AMERCO Annual Meeting of Stockholders to be held on September 24, 2004 inadvertently omitted reference to the Shareholder Proposal discussed in the Proxy Statement. A corrected Proxy Card is enclosed. If you have not already completed and returned the earlier Proxy Card, please disregard it and use the enclosed Proxy Card. If you have already returned the earlier Proxy Card, please complete, sign, date and return the enclosed Proxy Card in the envelope provided.

PROXY

AMERCO

ANNUAL MEETING DATE:

September 24, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S
BOARD OF DIRECTORS

     John M. Dodds is hereby appointed proxy, with full power of substitution, to vote all shares of stock which I am (we are) entitled to vote at the AMERCO 2004 Annual Meeting of Stockholders, and at any adjournment thereof.

1. Election of Directors:

☐ For all Nominees listed below except as marked to the contrary below

☐ Withhold Authority to vote for all Nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike line through the nominee’s name below.)

CLASS II (term expires 2008) Edward J. Shoen, M. Frank Lyons

2. Shareholder Proposal:

☐ For the Shareholder Proposal Regarding Independent Directors

☐ Against the Shareholder Proposal Regarding Independent Directors

☐ Abstain

     This proxy, when properly executed, will be voted as specified above. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE, AS AN ABSTENTION WITH RESPECT TO THE SHAREHOLDER PROPOSAL AND, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE APPOINTED PROXY. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Signature(s)	Dated

     Please sign exactly as your name appears. Joint owners should both sign. Fiduciaries, attorneys, corporate officers, etc., should state their capacities.